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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 19, 2002

                                ELECTROGLAS, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        0-21626                                     77-0336101
(Commission File Number)                 (I.R.S. employer identification No.)



                          6024 SILVER CREEK VALLEY ROAD
                               SAN JOSE, CA 95138
                    (Address of principal executive offices)




                                 (408) 528-3000
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS.

               On June 19, 2002, we entered into definitive agreements for a private placement of $35,500,000 of 5.25% Convertible Subordinated Notes due 2007 (the "Notes") and related warrants (the "Warrants") to purchase shares of our Common Stock (the "Common Stock"). The securities are being sold to accredited investors in reliance on Regulation D under the Securities Act of 1933, as amended. The private placement is expected to close on or about June 21, 2002. Attached hereto as exhibit 99 is a copy of the press release announcing the private placement.

               The private placement will consist of the following securities:

               1. $35,500,000 of 5.25% Convertible Subordinated Notes due 2007:

                      Maturity Date/Interest Payment Dates

                      The Notes mature on June 15, 2007. Interest is payable semi-annually in arrears on June 15 and December 15, beginning on December 15, 2002.

                      Conversion

                      The Notes are convertible at the option of the holder at any time prior to maturity into shares of Common Stock, initially at a conversion price of $13.6620 per share, subject to adjustment upon certain events. If a holder elects to convert the Notes prior to March 21, 2003, we will make an additional payment in cash with respect to the Notes in an amount equal to $39.375 per $1,000 principal amount of the Notes converted (representing approximately nine months of interest), less the amount of any interest we actually paid on the Notes prior to the automatic conversion date.

                      Conversion Price Adjustment

                      The initial conversion price is subject to a one-time adjustment if, on the date that is 8 months after the first issuance date of the Notes, 115% of the average closing price per share of the Company's Common Stock for the preceding 20 trading days is less than $13.6620, the conversion price will be decreased to the higher of 115% of such average closing price or $10.2465.

                      Optional Redemption

                      At any time on or after June 21, 2005, we may redeem some or all of the Notes at declining redemption prices expressed as a percentage of the principal amount of the Notes (representing approximately 100%

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                      of the principal plus one-fifth of the annual interest
                      expense times the number of years from maturity) plus accrued and unpaid interest to, but excluding, the redemption date.

                      Automatic Conversion

                      All of the Notes will be automatically converted, at our option, into shares of our Common Stock at the then effective conversion price if the closing price of our Common Stock exceeds 150% of the then effective conversion price for any 15 out of 20 consecutive trading days at any time within three years after the first issuance date of the Notes. If the automatic conversion date occurs prior to June 21, 2005, we will make an additional payment in cash with respect to the Notes in an amount equal to $157.50 per $1,000 principal amount of the Notes converted (representing approximately six interest payments), less the amount of any interest we actually paid on the Notes prior to the automatic conversion date. If certain conditions are met, we may choose to pay this additional payment in shares of our Common Stock valued at 95% of the average closing price of our Common Stock for the ten trading day period ending on the date that is two trading days before the conversion date.

                      Repurchase at Holder's Option Upon Certain Events

                      Upon certain change in control events or if our Common Stock is no longer traded on a national exchange or an established automated over-the-counter trading market in the United States, a Noteholder may require us to repurchase such holder's Notes in cash at 105% of the principal amount of the Notes, plus accrued but unpaid interest, if any, to, but excluding, the repurchase date.

                      Subordination

                      The Notes are subordinated in right of payment to our existing and future senior indebtedness and are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries. As of May 25, 2002, we had $1.127 million in senior indebtedness outstanding. We and our subsidiaries are not prohibited from incurring senior indebtedness or other debt under the indenture governing the Notes.

               2.     Warrants to Purchase 714,573 Shares of Common Stock:

                      Exercise



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                      Each Warrant is exercisable for one share of our Common
                      Stock at an initial exercise price of $15.4440 per share, subject to adjustment upon certain events.

                      Early Termination of Warrants at Our Option

                      The Warrants are exercisable (in whole or in part) at any time on or before June 15, 2007, unless earlier terminated at our option upon certain events. At any time after June 21, 2005, if the closing price of our Common Stock exceeds 175% of the then effective exercise price of the Warrants for any 15 out of 20 consecutive trading days, we may terminate the Warrants. Any unexercised warrants as of the date of termination will automatically be deemed exercised in full pursuant to a cashless exercise.


               Pursuant to a Registration Rights Agreement, we have agreed to use our reasonable efforts to (1) file with the Securities and Exchange Commission a shelf registration statement covering the resale of the Notes, the Warrants and shares of our Common Stock issuable upon conversion of the Notes and exercise of the Warrants within 30 days of the first issuance date of the Notes and Warrants and (2) cause the shelf registration statement to become effective within 90 days of the first issuance date of the Notes and Warrants, or within 120 days of the first issuance date if the filing is reviewed by the Securities and Exchange Commission. We will be required to pay certain "Registration Delay Payments" if these deadlines are not met or the shelf registration statement is otherwise unavailable for the resale of the securities.

               We intend to use the net proceeds from the sale of the Notes and the Warrants for general corporate purposes, including working capital, capital expenditures and potential acquisitions.

               The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirement.

Forward-Looking Statements:

               This Current Report on Form 8-K contains forward-looking statements including statements relating to the closing date of the private placement and the use of the net proceeds from the sale of the Notes and the Warrants. These forward-looking statements involve risks and uncertainties including, but not limited to, the risk of adverse changes in global and domestic economic conditions, prolonged downturn in the semiconductor and electronics industries, continued downturn or further decrease in customer utilization rates, unforeseen technical difficulties related to the development and manufacture of our products, and a failure of our new products to achieve broad market acceptance as a result of competing technologies. We assume no obligation to

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update this information. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, see the risk disclosures in our SEC filings, including our most recent Annual Report on Form 10-K for the year ended December 31, 2001 and our quarterly reports on Form 10-Q filed from time to time with the SEC.

ITEM 7.        EXHIBITS.

         (c)      Exhibits.

                  99.1     Press release dated June 19, 2002

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ELECTROGLAS, INC.



                                          By: /s/ Curtis Wozniak
                                              ----------------------------------
                                          Curtis Wozniak
                                          President and Chief Executive Officer



Dated: June 19, 2002
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                                  EXHIBIT INDEX


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EXHIBIT NUMBER                 DESCRIPTION
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99.1                           Press release dated June 19, 2002
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